SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            CORE BOND PRODUCTS LLC
            (Exact Name of Registrant as Specified in Its Charter)

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                  Delaware                                     06-1646732
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  (State of Incorporation or Organization)        (I.R.S. Employer Identification No.)

      Bank of America Corporate Center
      Charlotte, North Carolina 28255                            28255
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  (Address of Principal Executive Offices)                    (Zip Code)
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If this form relates to the registration         If this form relates to the registration
of a class of securities pursuant to             of a class of securities pursuant to
Section 12(b) of the Exchange Act and is         Section 12(g) of the Exchange Act and is
effective pursuant to General                    effective pursuant to General
Instruction A.(c), please check the              Instruction A.(d), please check the
following box |_|                                following box |x|
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Securities Act registration statement file number to which this form relates:
333-92096

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                 Name of Each Exchange on Which
      to be so Registered                  Each Class is to be Registered
      -------------------              ----------------------------------
              None                                     None





Securities to be registered pursuant to Section 12(g) of the Act:

 Core Investment Grade Bond Trust I, Pass-Through Certificates, Series 2002-1
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                               (Title of Class)







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Item 1.  Description of Registrant's Securities to be Registered.

        A description of the securities to be registered hereby is set forth in the Registrant's prospectus, dated November 12, 2002, forming a part of Pre-Effective Amendment No. 5 to the Registrant's registration statement on Form S-3 (Registration No. 333-92096), as filed with the Securities and Exchange Commission on November 12, 2002, and such information is hereby incorporated herein by reference in response to this item.

Item 2.  Exhibits.

Exhibit No.       Description
-----------       -----------

         4.1 Form of Trust Agreement, with form of Certificate attached thereto*

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*        Incorporated herein by reference to the exhibit identified by the corresponding exhibit number in Item 16 of the Registrant's registration statement on Form S-3 (Registration No. 333-92096) filed by the Registrant with the Securities and Exchange Commission.


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                                   SIGNATURE



        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       CORE BOND PRODUCTS LLC
Date:  November 12, 2002


                                       By:   /s/ Corey B. Pinkston
                                            -----------------------------------
                                            Name:    Corey B. Pinkston
                                            Title:   President and Principal
                                                     Executive Officer


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